Exhibit 8.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Form of Control
Brera Milano S.r.l. (formerly KAP S.r.l.)	Italy	Subsidiary
Fudbalski Klub Akademija Pandev	North Macedonia	Subsidiary